Exhibit 99.1

News Release

Contact: Investors:	Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024

             Financial Media: David Gutierrez, Dresner Corporate Services – (312) 780-7204

CORECIVIC REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

INCREASES 2017 FULL YEAR FINANCIAL GUIDANCE

NASHVILLE, Tenn. – May 3, 2017 – CoreCivic, Inc. (NYSE: CXW) (the “Company”) announced today its financial results for the first quarter of 2017.

First Quarter 2017 Highlights

•	Diluted EPS of $0.42, up 7.7% from $0.39

•	Adjusted Diluted EPS of $0.43, up 7.5% from $0.40

•	Normalized FFO per diluted share of $0.63, up 5.0% from $0.60

•	Adjusted EBITDA of $99.9 million, up 5.5% from $94.7 million

“Our continued focus on providing dependable, professional service to address the needs of our government partners is key to the long-term success of CoreCivic, and that focus is what allowed us to deliver positive financial results in the first quarter,” said Damon T. Hininger, CoreCivic’s President and Chief Executive Officer. “We are encouraged by our recently announced contract with the state of Ohio and with the growing number of opportunities we see in the market to work with new and existing partners to deliver cost-effective real estate solutions.”

First Quarter 2017 Results

Total revenue for the first quarter of 2017 was $445.7 million compared to $447.4 million in the first quarter of 2016. The decrease in revenue was primarily attributable to the previously disclosed amendment to the contract for our South Texas Family Residential Center resulting in a reduction to revenue of $28.2 million from the prior year quarter, and a decline of inmate populations from the state of California resulting in a decrease in revenue of $3.3 million from the prior year quarter. These declines in revenue were largely offset by higher average daily populations from Immigration and Customs Enforcement (ICE) across multiple facilities in our portfolio, new contracts with ICE at our Cibola County Corrections Center and Northeast Ohio Correctional Center, the full quarter impact of our new contract with the state of Tennessee at the Trousdale Turner Correctional Center that opened in the first quarter of 2016, the commencement of our new contract with the state of Arizona at our newly expanded Red Rock Correctional Center completed in January 2017 and the acquisitions of 10 residential reentry centers from the beginning of the first quarter of 2016 through the first quarter of 2017.

Net income generated in the first quarter of 2017 totaled $50.0 million, or $0.42 per diluted share, compared with $46.3 million, or $0.39 per diluted share, in the first quarter of 2016.

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

First Quarter 2017 Financial Results

Adjusted for special items, net income in the first quarter of 2017 was $50.4 million, or $0.43 per diluted share (Adjusted Diluted EPS), compared with $47.5 million, or $0.40 per diluted share, in the first quarter of 2016. Special items in the first quarter of 2017 included asset impairments of $0.3 million and expenses associated with mergers and acquisitions of $0.1 million. Special items in the first quarter of 2016 included expenses associated with mergers and acquisitions of $1.1 million, primarily associated with the acquisition of Correctional Management, Inc. which was completed in April 2016.

Funds From Operations, or FFO, was $73.7 million, or $0.62 per diluted share, during the first quarter of 2017, compared with $69.6 million, or $0.59 per diluted share, during the first quarter of 2016. Normalized FFO, which excludes the aforementioned special items, was $74.1 million, or $0.63 per diluted share, during the first quarter of 2017, compared with $70.8 million, or $0.60 per diluted share, during the first quarter of 2016.

EBITDA was $105.3 million during the first quarter of 2017, compared with $107.1 million during the first quarter of 2016. Adjusted EBITDA was $99.9 million in the first quarter of 2017, compared with $94.7 million during the first quarter of 2016.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Business Development Update

Contract Award from the State of Ohio at the Northeast Ohio Correctional Center. On April 11, 2017, we announced that we contracted with the state of Ohio to house up to an additional 996 offenders at our 2,016-bed Northeast Ohio Correctional Center. The initial term of the contract continues through June 2032 with unlimited renewal options subject to appropriations and mutual agreement. We expect to begin receiving offender populations at the Northeast Ohio facility in July 2017, with full contract utilization by the beginning of the first quarter of 2018. The amendment to the contract with the state of Ohio is expected to generate approximately $21.0 million to $24.0 million in annualized revenue.

Contract Extension with ICE at the Houston Processing Center. On April 13, 2017, we announced a one-year contract extension with ICE at our 1,000-bed Houston Processing Center. The contract with ICE was extended to April 2018, with five additional two-month extension options, while we negotiate a long term contractual agreement. The Company expects ICE will continue to utilize the Houston Processing Center beyond expiration of the extension due to ICE’s expected detention capacity needs, the ideal location of our facility on the southern border, long track record of high quality operations, and longstanding relationship and service to ICE at the Houston Processing Center.

First Quarter 2017 Financial Results

Expiration of Contract with BOP at the Eden Detention Center. On April 30, 2017, the contract with the Federal Bureau of Prisons at our 1,422-bed Eden Detention Center expired and was not renewed. This facility generated $8.6 million and $34.1 million in total revenue during the first quarter of 2017 and the year ended December 31, 2016, respectively. We have begun to market the facility to other potential customers.

Closure of Bartlett State Jail in Texas. On March 31, 2017, the Texas Department of Criminal Justice (TDCJ) notified us that, in light of the current economic climate as well as the fiscal constraints and budget outlook for the TDCJ for the next biennium, the TDCJ will not be awarding the contract for the Bartlett State Jail, one of four managed-only facilities out for rebid that we manage for the TDCJ, and instead has decided to close the facility. The Bartlett State Jail generated total revenue of $2.6 million and $11.2 million and incurred net operating losses of $0.5 million and $0.8 million during the first quarter of 2017 and the year ended December 31, 2016, respectively. During the first quarter of 2017, we also wrote-off $0.3 million of goodwill associated with this facility. We will work with the TDCJ to help ensure an expeditious and successful transfer of operations, expected to be complete by the end of the second quarter of 2017, and continue to await a decision regarding the remaining three managed-only facilities.

2017 Financial Guidance

Based on current business conditions we have provided the following updated financial guidance for the second quarter of 2017 and the full year 2017:

Full Year 2017
	Second Quarter 2017	Prior Guidance	Current Guidance
• Diluted EPS	$0.34 to $0.36	$1.46 to $1.54	$1.48 to $1.54
• Adjusted Diluted EPS	$0.35 to $0.36	$1.46 to $1.54	$1.50 to $1.56
• FFO per diluted share	$0.53 to $0.55	$2.22 to $2.30	$2.25 to $2.32
• Normalized FFO per diluted share	$0.54 to $0.55	$2.22 to $2.30	$2.27 to $2.33

During 2017, we expect to invest approximately $66.0 million to $74.0 million in capital expenditures, consisting of approximately $10.0 million to $13.0 million in on-going prison construction and expenditures related to potential land acquisitions; approximately $25.0 million to $26.0 million in maintenance capital expenditures on real estate assets; and approximately $31.0 million to $35.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter 2017. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.corecivic.com/investors under “Financial Reports” of the Investors section.

First Quarter 2017 Financial Results

Management may meet with investors from time to time during the second quarter of 2017. Written materials used in the investor presentations will also be available on our website beginning on or about May 22, 2017. Interested parties may access this information through our website at www.corecivic.com/investors under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, May 4, 2017, to discuss our first quarter 2017 financial results and future outlook. To listen to this discussion, please access “Presentations, Webcasts and Events” of the website at www.corecivic.com/investors. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on May 4, 2017, through 1:00 p.m. central time (2:00 p.m. eastern time) on May 12, 2017. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +719-457-0820 and enter passcode 9602871.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, innovative and cost-saving government real estate solutions, and a growing network of residential reentry centers to help address America’s recidivism crisis. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. The Company has been a flexible and dependable partner for government for more than 30 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and

First Quarter 2017 Financial Results

maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison, detention, and residential reentry facilities and the commencement of new management contracts, as well as our ability to utilize current available beds and new capacity as new development and expansion projects are completed; (v) changes in government policy regarding the utilization of the private sector for corrections and detention capacity and our services; (vi) changes in government policy and in legislation and regulation of corrections and detention contractors that affect our business, including but not limited to, California’s utilization of out-of-state contracted correctional capacity and the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vii) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (viii) our ability to meet and maintain qualification for taxation as a REIT; (ix) the availability of debt and equity financing on terms that are favorable to us; and (x) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in delays and increased costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CoreCivic takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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First Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31, 2017	December 31, 2016
ASSETS

Cash and cash equivalents	$43,164	$37,711
Accounts receivable, net of allowance of $1,619 and $1,580, respectively	213,027	229,885
Prepaid expenses and other current assets	25,391	31,228

Total current assets	281,582	298,824

Property and equipment, net of accumulated depreciation of $1,378,224 and $1,352,323, respectively	2,822,805	2,837,657

Goodwill	38,127	38,386
Non-current deferred tax assets	11,868	13,735
Other assets	86,236	83,002

Total assets	$3,240,618	$3,271,604

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$240,586	$260,107
Income taxes payable	2,601	2,086
Current portion of long-term debt	10,000	10,000

Total current liabilities	253,187	272,193

Long-term debt, net	1,421,182	1,435,169
Deferred revenue	50,006	53,437
Other liabilities	53,082	51,842

Total liabilities	1,777,457	1,812,641

Commitments and contingencies

Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 118,140 and 117,554 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,181	1,176
Additional paid-in capital	1,784,532	1,780,350
Accumulated deficit	(322,552)	(322,563)

Total stockholders’ equity	1,463,161	1,458,963

Total liabilities and stockholders’ equity	$3,240,618	$3,271,604

First Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2017	2016
REVENUES	$445,684	$447,385

EXPENSES:
Operating	315,303	313,918
General and administrative	24,826	26,480
Depreciation and amortization	36,257	42,059
Asset impairments	259	—

	376,645	382,457

OPERATING INCOME	69,039	64,928

OTHER (INCOME) EXPENSE:
Interest expense, net	16,490	17,544
Other (income) expense	17	(83)

	16,507	17,461

INCOME BEFORE INCOME TAXES	52,532	47,467

Income tax expense	(2,485)	(1,160)

NET INCOME	$50,047	$46,307

BASIC EARNINGS PER SHARE	$0.42	$0.39

DILUTED EARNINGS PER SHARE	$0.42	$0.39

DIVIDENDS DECLARED PER SHARE	$0.42	$0.54

First Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2017	2016
Net income	$50,047	$46,307
Special items:
Expenses associated with mergers and acquisitions	130	1,143
Asset impairments	259	—

Adjusted net income	$50,436	$47,450

Weighted average common shares outstanding – basic	117,782	117,235
Effect of dilutive securities:
Stock options	420	432
Restricted stock-based compensation	57	102

Weighted average shares and assumed conversions - diluted	118,259	117,769

Adjusted Diluted Earnings Per Share	$0.43	$0.40

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2017	2016
Net income	$50,047	$46,307
Depreciation of real estate assets	23,699	23,337

Funds From Operations	$73,746	$69,644

Expenses associated with mergers and acquisitions	130	1,143
Goodwill and other impairments	259	—

Normalized Funds From Operations	$74,135	$70,787

Funds From Operations Per Diluted Share	$0.62	$0.59

Normalized Funds From Operations Per Diluted Share	$0.63	$0.60

First Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2017	2016
Net income	$50,047	$46,307
Interest expense, net	16,490	17,544
Depreciation and amortization	36,257	42,059
Income tax expense	2,485	1,160

EBITDA	$105,279	$107,070

Expenses associated with mergers and acquisitions	130	1,143
Depreciation expense associated with STFRC lease	(4,057)	(10,590)
Interest expense associated with STFRC lease	(1,674)	(2,879)
Asset impairments	259	—

Adjusted EBITDA	$99,937	$94,744

First Quarter 2017 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending June, 2017		For the Year Ending December 31, 2017
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$40,700	$42,700	$175,700	$182,700
Expenses associated with mergers and acquisitions	400	400	1,500	1,500
Asset impairments	—	—	300	300

Adjusted net income	$41,100	$43,100	$177,500	$184,500

Net income	$40,700	$42,700	$175,700	$182,700
Depreciation of real estate assets	22,600	22,600	91,000	92,000

Funds From Operations	$63,300	$65,300	$266,700	$274,700
Expenses associated with mergers and acquisitions	400	400	1,500	1,500
Asset impairments	—	—	300	300

Normalized Funds From Operations	$63,700	$65,700	$268,500	$276,500

Diluted EPS	$0.34	$0.36	$1.48	$1.54

Adjusted EPS per diluted share	$0.35	$0.36	$1.50	$1.56

FFO per diluted share	$0.53	$0.55	$2.25	$2.32

Normalized FFO per diluted share	$0.54	$0.55	$2.27	$2.33

Net income	$40,700	$42,700	$175,700	$182,700
Interest expense, net	17,000	16,500	67,000	67,000
Depreciation and amortization	36,500	36,500	147,000	147,000
Income tax expense	3,100	2,600	11,000	10,500

EBITDA	$97,300	$98,300	$400,700	$407,200
Expenses associated with mergers and acquisitions	400	400	1,500	1,500
Depreciation expense associated with STFRC lease	(4,100)	(4,100)	(16,600)	(16,600)
Interest expense associated with STFRC lease	(1,600)	(1,600)	(6,400)	(6,400)
Asset impairments	—	—	300	300

Adjusted EBITDA	$92,000	$93,000	$379,500	$386,000

First Quarter 2017 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CoreCivic believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CoreCivic believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, a portion of the rental payments for the South Texas Family Residential Center (STFRC) is classified as depreciation and interest expense for financial reporting purposes. Adjusted EBITDA includes such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. CoreCivic may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CoreCivic calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions (M&A) activity, restructuring charges, and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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